As filed with the Securities and Exchange Commission on November 20, 1998.

                                                   Registration No. 333-________
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

                  Delaware                                    95-3630868
       (State or other jurisdiction of                     (I.R.S. Employer
       incorporation or organization)                     Identification No.)

          10260 Campus Point Drive
            San Diego, California                                92121
  (Address of Principal Executive Offices)                    (Zip Code)

                                AMSEC Corporation
                      EMPLOYEES 401(K) PROFIT SHARING PLAN
                      ------------------------------------
                            (Full title of the plans)

                             Douglas E. Scott, Esq.
                    Senior Vice President and General Counsel
                 Science Applications International Corporation
                            10260 Campus Point Drive
                           San Diego, California 92121
                                 (619) 546-6000
                      ------------------------------------
                 (Name, address and telephone number, including
                        area code, of agent for service)

------------------------------------------------------------------------------------------------------------------------------------
           Title of Securities                     Amount                   Proposed                 Proposed           Amount of
           To Be Registered(1)              To Be Registered(2)         Maximum Offering         Maximum Aggregate     Registration
                                                                       Price Per Share(3)         Offering Price           Fee
------------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $0.01          100,000 shares                $58.87                 $5,887,000          $1,636.59
per share................................
------------------------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2) Consists of 100,000 shares that are being registered pursuant to the AMSEC Corporation Employees 401(k) Profit Sharing Plan.
(3) This estimate is made pursuant to Rule 457(h) under the Securities Act of 1933 solely for purposes of calculating the registration fee and is determined using the Formula Price (as defined in the Prospectus which is a part of this Registration Statement) of the SAIC Class A Common Stock on the date hereof.

                                -----------------

     The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.
________________________________________________________________________________

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed by Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

              (1) Registrant's Annual Report on From 10-K for the fiscal year ended January 31, 1998.

              (2) Registrant's Quarterly Report on Form 10-Q for the period ended April 30, 1998.

              (3) Registrant's Quarterly Report on Form 10-Q for the period ended July 31, 1998.

              (4) Registrant's Current Report on Form 8-K, as filed with the Commission on February 5, 1998.

              (5) Registrant's Current Report on Form 8-K, as filed with the Commission on April 15, 1998.

              (6) Registrant's Current Report on Form 8-K, as filed with the Commission on July 16, 1998.

              (7) Registrant's Current Report on Form 8-K, as filed with the Commission on October 14, 1998.

              (8) The information with regard to the Registrant's capital stock contained in Post-Effective Amendment No. 1 to the Registration Statement on Form 8-A, as filed with the Commission on April 28, 1998.

         In addition, all documents subsequently filed by Registrant or the AMSEC Corporation Employees 401(k) Profit Sharing Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the Class A Common Stock offered hereby has been passed upon for the Registrant by Douglas E. Scott, Esquire, Senior Vice President and General Counsel of the Registrant. As of October 31, 1998, Mr. Scott owned of record 13,410 shares of Class A Common Stock, had the right to acquire an additional 8,100 shares pursuant to previously granted stock options and beneficially owned a total of 4,605 shares through certain retirement and stock plans of the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 ("Section 145") of the DGCL provides generally and in pertinent part that a Delaware corporation may indemnify its directors, officers, employees and agents against expenses (including attorneys' fees), judgments, fines and settlements actually and reasonably incurred by them in connection with any civil, criminal, administrative or investigative action, suit or proceeding (except actions by or in the right of the corporation), if, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal suit or proceeding, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that, in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors, officers, employees and agents against expenses actually and reasonably incurred by them if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, absent a determination by a court that such indemnity is proper. Section 145 further permits a Delaware corporation to grant its directors, officers, employees and agents additional rights of indemnification through bylaw provisions and otherwise.

         Section 145 further permits a Delaware corporation to purchase and maintain insurance on behalf of any persons who are or were directors, officers, employees or agents of the corporation, or are or were serving at the request of the corporation as directors, officers, employees or agents of the corporation, or are or were serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify them against such liability under the other provisions of Section 145.

         Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (iv) for any transaction from which the director derived an improper personal benefit.

         Article FIFTEENTH of the Restated Certificate of Incorporation of the Registrant provides for the indemnification of its directors and officers to the fullest extent provided by the DGCL.

         The Registrant also has directors and officers liability insurance, with policy limits of $50 million, under which directors and officers of Registrant are insured against certain liabilities which they may incur in such capacities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         See Index to Exhibits.

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, State of Virginia, on October 9, 1998.

                                        SCIENCE APPLICATIONS INTERNATIONAL
                                        CORPORATION



                                        By          /S/ J.R. BEYSTER
                                           -------------------------------------
                                                      J.R. Beyster
                                                  Chairman of the Board
                                               and Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J.D. Heipt and D.E. Scott, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


            SIGNATURE                        TITLE                     DATE

     /S/ J.R. BEYSTER          Chairman of the Board and Chief   October 9, 1998
----------------------------    Executive Officer (Principal
       J. R. Beyster                  Executive Officer)


   /S/ W.A. ROPER, JR.           Principal Financial Officer     October 9, 1998
----------------------------
     W. A. Roper, Jr.


     /S/ P.N. PAVLICS           Principal Accounting Officer     October 9, 1998
----------------------------
       P. N. Pavlics

     /S/ D.P. ANDREWS                     Director               October 9, 1998
----------------------------
       D. P. Andrews


       /S/ V.N. COOK                      Director               October 9, 1998
----------------------------
         V. N. Cook


     /S/ W.H. DEMISCH                     Director               October 9, 1998
----------------------------
       W. H. Demisch


----------------------------              Director               October _, 1998
         D.W. Dorman


     /S/ W.A. DOWNING                     Director               October 9, 1998
----------------------------
       W. A. Downing


       /S/ J.E. GLANCY                    Director               October 9, 1998
----------------------------
         J. E. Glancy


       /S/ B.R. INMAN                     Director               October 9, 1998
----------------------------
         B. R. Inman


      /S/ A.K. JONES                      Director               October 9, 1998
----------------------------
        A. K. Jones


  /S/ H.M.J. KRAEMER, JR.                 Director               October 9, 1998
----------------------------
    H. M. J. Kraemer, Jr.


      /C/ C.B. MALONE                     Director               October 9, 1998
----------------------------
        C. B. Malone


      /S/ J.W. MCRARY                     Director               October 9, 1998
----------------------------
        J. W. McRary

     /S/ S.D. ROCKWOOD                    Director               October 9, 1998
----------------------------
       S. D. Rockwood


      /S/ R.C. SMITH                      Director               October 9, 1998
----------------------------
        R. C. Smith


     /S/ E.A. STRAKER                     Director               October 9, 1998
----------------------------
       E. A. Straker


      /S/ M.E. TROUT                      Director               October 9, 1998
----------------------------
        M. E. Trout


     /S/ J.P. WALKUSH                     Director               October 9, 1998
----------------------------
       J. P. Walkush


   /S/ J.H. WARNER, JR.                   Director               October 9, 1998
----------------------------
     J. H. Warner, Jr.


      /S/ J.A. WELCH                      Director               October 9, 1998
----------------------------
        J. A. Welch


     /S/ J.B. WIESLER                     Director               October 9, 1998
----------------------------
       J. B. Wiesler


       /S/ A.T. YOUNG                     Director               October 9, 1998
----------------------------
         A. T. Young



         Pursuant to the requirements of the Securities Act of 1933, the Committee for the AMSEC Corporation Employees 401(k) Profit Sharing Plan has duly caused this Registration Statement to be signed on behalf of such plan by the undersigned, thereunto duly authorized, in the city of Virginia Beach, State of Virginia.

                                        AMSEC CORPORATION EMPLOYEES 401(K)
                                        PROFIT SHARING PLAN



                                        By      /s/ L. Rene Hunter
                                           ------------------------------------
                                                    L. Rene Hunter
                                                       Chairman
                                             Profit Sharing Plan Committee

                                                  INDEX TO EXHIBITS


 Exhibit     Exhibit
 Number      -------
 ------

   4.1       AMSEC Corporation 401(k) Profit Sharing Plan, filed herewith.

   5.1 Opinion regarding legality of securities to be offered, filed herewith.

   23.1      Consent of Independent Accountants, filed herewith.

   23.2      Consent of Douglas E. Scott, Esquire (included in Exhibit 5.1).

   24.1      Power of Attorney (see page 5).